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                                                               EXHIBIT 23.4

            CONSENT OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

January 10, 1995

Board of Directors of

Columbia/HCA Healthcare Corporation

201 West Main Street

P.O. Box 740033

Louisville, Kentucky 40201-7433

Ladies and Gentlemen:

  We hereby consent to the reference to our Firm under the captions "Summary-- The Merger," "The Merger--Certain Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement on Form S-4 (File No. 33-56803) of Columbia/HCA Healthcare Corporation. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          Fried, Frank, Harris, Shriver &
                                          Jacobson

                                                 /s/ Jeffrey Bagner

                                          By: ____________________________

                                                    Jeffrey Bagner